As filed with the Securities and Exchange Commission on August 4, 2010

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Advanced Energy Industries, Inc.
(Exact name of registrant as specified in its charter)

Delaware	84-0846841
(State or other jurisdiction of	(IRS employer identification number)
incorporation or organization)
1625 Sharp Point Drive, Fort Collins, Colorado 80525
(Address of Principal Executive Offices)
Employee Stock Purchase Plan
(Full Title of the Plan)
Thomas O. McGimpsey, Esq.
Vice President, General Counsel and Corporate Secretary
Advanced Energy Industries, Inc.
1625 Sharp Point Drive
Fort Collins, Colorado 80525
(970) 221-4670
(Name, address and telephone number of Agent for Service)
With a copy to:
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed Maximum	Proposed Maximum
Title of each class of securities to be	Amount to be	Offering Price per	Aggregate Offering	Amount of
registered	Registered (1)	Share (2)	Price (2)	Registration Fee
Common Stock, par value $0.001 per share, issuable under the Employee Stock Purchase Plan	500,000	$17.94	$8,970,000	$640

(1)	This registration statement covers, in addition to the number of shares of Common Stock stated above and pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), any additional shares of Common Stock which become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of Common Stock issuable under the Employee Stock Purchase Plan.

(2)	Calculated pursuant to Rule 457(c) and (h) under the Securities Act on the basis of $17.94 per share, which was the average of the high and low prices of the Common Stock as reported on the NASDAQ Global Select Market on August 3, 2010.

PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits
SIGNATURES
Exhibit Index
EX-5.1
EX-23.1
EX-99.1

EXPLANATORY NOTE
     Advanced Energy Industries, Inc. (the “Registrant”) has prepared this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to increase by 500,000 the number of shares of Common Stock that are registered under the Employee Stock Purchase Plan.
     Pursuant to General Instruction E of Form S-8, the contents and exhibits of the following Registration Statements relating to the Employee Stock Purchase Plan are hereby incorporated by reference into this Registration Statement: (i) the Registration Statement on Form S-8 (File No. 333-04073) previously filed by the Registrant with the Securities and Exchange Commission (the “Commission”) on May 20, 1996; (ii) the Registration Statement on Form S-8 (File No. 333-105367) previously filed by the Registrant with the Commission on May 19, 2003; and (iii) the Registration Statement on Form S-8 (File No. 333-129858) previously filed by the Registrant with the Commission on November 21, 2005.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 8. Exhibits.

Exhibit
No.	Exhibit
4.1	Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-97188), filed September 20, 1995, as amended).

5.1	Opinion of Thomas O. McGimpsey, Esq. as to the validity of the securities registered hereunder.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Thomas O. McGimpsey, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

99.1	Employee Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Collins, state of Colorado, on August 4, 2010.

ADVANCED ENERGY INDUSTRIES, INC.

By:	/s/ Hans Georg Betz Hans Georg Betz
Chief Executive Officer

POWER OF ATTORNEY
     Each person whose signature appears below appoints Lawrence D. Firestone and Thomas O. McGimpsey, and each of them individually, his true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents, and each of them individually, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them individually, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Hans Georg Betz	Chief Executive Officer and Director	August 4, 2010
Hans Georg Betz	(Principal Executive Officer)

/s/ Lawrence D. Firestone	Executive Vice President and Chief Financial Officer	August 4, 2010
Lawrence D. Firestone	(Principal Financial and Accounting Officer)

/s/ Douglas S. Schatz Douglas S. Schatz	Chairman of the Board	August 4, 2010

/s/ Frederick A. Ball Frederick A. Ball	Director	August 4, 2010

/s/ Richard P. Beck Richard P. Beck	Director	August 4, 2010

/s/ Trung T. Doan Trung T. Doan	Director	August 4, 2010

/s/ Edward C. Grady Edward C. Grady	Director	August 4, 2010

/s/ Terry Hudgens Terry Hudgens	Director	August 4, 2010

/s/ Thomas M. Rohrs Thomas M. Rohrs	Director	August 4, 2010

Exhibit Index

Exhibit
No.	Exhibit

4.1	Form of Specimen Certificate for Common Stock (incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 33-97188), filed September 20, 1995, as amended).

5.1	Opinion of Thomas O. McGimpsey, Esq. as to the validity of the securities registered hereunder.

23.1	Consent of Grant Thornton LLP.

23.2	Consent of Thomas O. McGimpsey, Esq. (included in Exhibit 5.1).

24.1	Power of Attorney (included on the signature page in Part II of this Registration Statement).

99.1	Employee Stock Purchase Plan.